SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

June 26, 2015
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO  80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated June 26, 2015

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2015, Ball Corporation (the “Company”) filed Articles of Amendment of the Amended Articles of Incorporation with the Indiana Secretary of State (the “Amendment”) in order to effectuate an amendment to the Company’s Articles of Incorporation, as last amended on August 7, 2006 (the “Articles”), that was approved by a vote of the shareholders at the April 29, 2015, annual meeting of the Company’s shareholders.  The Amendment is attached hereto as Exhibit 3(ii)(a).  Additionally, the Company filed Articles of Correction of the Amended Articles of Incorporation to correct certain incorrect statements included in the Articles (the “Correction”).  The Correction is attached hereto as Exhibit 3(ii)(b).  Both the Amendment and the Correction will be effective as of June 26, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following are furnished as exhibits to this report:

Exhibit 3(ii)(a)	Articles of Amendment of the Amended Articles of Incorporation, dated as of June 26, 2015

Exhibit 3(ii)(b)	Articles of Correction of the Amended Articles of Incorporation, dated June 26, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:	/s/ Charles E. Baker
	Name:	Charles E. Baker
	Title:	Vice President, General Counsel and Corporate Secretary

Date:           June 26, 2015

Ball Corporation
Form 8-K
June 26, 2015

EXHIBIT INDEX

Description	Exhibit

Articles of Amendment of the Amended Articles of Incorporation, dated as of June 26, 2015	3(ii)(a)

Articles of Correction of the Amended Articles of Incorporation, dated June 26, 2015	3(ii)(b)